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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-92769, 333-95823 and 333-45242 of Webvan Group, Inc. on Form S-8 of our
report dated January 24, 2001 (March 28, 2001 as to Notes 2 and 17) (which report includes an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Webvan Group, Inc. for the year ended December 31, 2000.



San Jose, California
March 28, 2001